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                                                                       Exhibit 5


                                 June 24, 1998



Chartwell Dividend and Income Fund, Inc.
c/o PFPC Inc.
400 Bellevue Parkway
Wilmington, DE 19809

Ladies and Gentlemen:

     As counsel for Chartwell Dividend and Income Fund, Inc., a Maryland corporation (the "Fund"), we have reviewed documents relating to the incorporation of the Fund, the Registration Statement on Form N-2 under the Securities Act of 1933, as amended (which, pursuant to Rule 462 thereof, incorporates by reference the Registration Statement on Form N-2, File Nos. 333-49969 and 811-08747), relating to 410,000 shares of its Common Stock, and the Purchase Agreement between the Fund and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Prudential Securities Incorporated, Advest, Inc., Robert W. Baird & Co. Incorporated, A.G. Edwards & Sons, Inc., EVEREN Securities, Inc., Fahnestock & Co. Inc., Gruntal & Co., L.L.C., Janney Montgomery Scott Inc. and Legg Mason Wood Walker, Incorporated as representatives of the several underwriters. We have also considered such other factual and legal matters as we have considered necessary for purposes of this opinion.

     Based on the foregoing, we are of the opinion that the issuance of shares of Common Stock of the Fund pursuant to the terms of such Purchase Agreement has been duly authorized, and that such shares, when issued upon the terms and for the consideration stated in such Registration Statement and in accordance with such Purchase Agreement, will be validly issued, fully paid and non-assessable by the Fund.

     This opinion is based exclusively on the laws of the state of Maryland and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in such Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the reference to our firm under such heading we have not certified any part of the Registration Statement and do not otherwise come within the
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Chartwell Dividend and Income Fund, Inc.

June 24, 1998

Page 2
categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        DRINKER BIDDLE & REATH LLP